Exhibit 99.1

QLT Inc.	887 Great Northern Way, Suite 101	t 604.707.7000
	Vancouver, BC Canada V5T 4T5	f 604.707.7001
www.qltinc.com

QLT ANNOUNCES REDUCTION IN FORCE

For Immediate Release	December 6, 2012

VANCOUVER, British Columbia, (GLOBE NEWSWIRE) — QLT Inc. (Nasdaq:QLTI) (TSX:QLT) today announced a 42% reduction of its workforce to better align its resources with the Company’s corporate objectives following the recent sale of Visudyne® to Valeant Pharmaceuticals International, Inc. (“Valeant”). QLT expects to record a restructuring charge of approximately $2.0 million relating to this reduction in force. The Company also expects the reorganization to result in approximately $3.8 million in reduced annualized expenses once the reduction is fully implemented in the first half of 2013.

“QLT’s Board of Directors wishes to sincerely thank all of our departing employees for their dedicated and loyal service to the company. Each of their contributions has been instrumental to our consolidation of development activities and transition of Visudyne to Valeant,” said Jason M. Aryeh, Chairman of QLT. “QLT’s remaining 38 employees are focused on the clinical development of our very promising Synthetic Oral Retinoid program, while the Board continues to acutely focus on delivering value to shareholders.”

The affected employees will leave the Company during the first half of 2013, the majority of which will coincide with the completion of various transition services provided to Valeant under the Transition Services Agreement entered into in September 2012 between QLT and Valeant in connection with the sale of QLT’s Visudyne business to Valeant.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor & Media Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Visudyne® is a registered trademark of Novartis AG

QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: statements concerning the expected restructuring charge and reduced annualized expenses from the reduction in QLT’s workforce; statements concerning the potential of our Synthetic Oral Retinoid Program; and statements which contain language such as: “assuming,” “prospects,” “goal,” “future,” “projects,” “potential,” “believes,” “expects”; “hopes” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: risks and uncertainties related to the impacts that QLT’s strategic initiatives will have on the market price of our securities; risks and uncertainties relating to QLT’s ability to implement the workforce reduction successfully and achieve anticipated savings; risks and uncertainties as to the impact of the workforce reduction on the development of QLT’s programs or our other strategic initiatives; uncertainties relating to our development plans, timing and results of the clinical development and commercialization of our products and technologies; assumptions related to continued enrollment trends, efforts and success, and the associated costs of these programs; outcomes for our clinical trials (including our Synthetic Oral Retinoid program) may not be favorable or may be less favorable than interim/preliminary results and/or previous trials; there may be varying interpretations of data produced by one or more of our clinical trials; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties associated with the safety and effectiveness of our technology; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.